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                                                                   EXHIBIT 10.12


                          OVERHEAD SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") entered into between Rushmore Insurance Services, Inc., a Texas Corporation, and American Financial Freedom, a Texas Corporation, as follows:

WITNESSETH:

WHEREAS, American Financial Freedom has requested and Rushmore Insurance Services, Inc., has agreed to make available certain facilities and provide for performance of certain services for American Financial Freedom for consideration upon the terms and conditions herein set forth:

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Rushmore Insurance Services, Inc., and American Financial Freedom agree as follows:

1. PERSONAL PROPERTY. At all times during the term of this Agreement, Rushmore Insurance Services, Inc., agrees to provide and make available for use by American Financial Freedom at the leased premises referred to in Section 3 hereof those certain desks, tables, chairs, typewriters, copying machines, dictating machines, and all other items of personal property required to conduct business on a daily basis (herein collectively called "Personal Property") Rushmore Insurance Services, Inc., agrees to undertake to perform and bear all costs relating to periodic maintenance and repairs for Personal Property in order that same shall at all times be in good operating condition and repair and suitable and adequate for the purpose intended. American Financial Freedom agrees to utilize the Personal Property in the proper manner and for the purpose intended, and promptly to notify Rushmore Insurance Services, Inc., of any defect or malfunction in which event Rushmore Insurance Services, Inc., agrees promptly to undertake to provide and diligently pursue effecting any needed repairs or replacement of the Personal Property.

2. STAFF. At all times during the term of this Agreement, Rushmore Insurance Services, Inc., shall provide American Financial Freedom personnel to perform services as receptionists, telephone answering, stenographic, secretarial, accounting and bookkeeping and such other support services as customarily are required in the conduct of business by American Financial Freedom may require.
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3.   OFFICE SPACE. At all times during the term of this Agreement, Rushmore
     Insurance Services, Inc., shall make available to American Financial Freedom by means of assignment, subletting or such other means as Rushmore Insurance Services, Inc., shall select, the leased premises commonly designated as ("Premises") such utilization by American Financial Freedom to be upon and subject to the terms and conditions set forth in that certain Lease Agreement executed ("Lease") between Rushmore Insurance Services, Inc., and the therein stated Landlord, EXCEPT ONLY as such terms and conditions may be altered or amended by the terms and conditions of this Agreement. Rushmore Insurance Services, Inc., and American Financial Freedom further agree as follows:

     A. Rushmore Insurance Services, Inc., agrees to be solely responsible for obligations of the lessee as set forth in the Lease with regard to repairs and maintenance of the Premises as may be necessary at any time or from time to time during the term of this Agreement, except only for any such repairs which may be due to the negligence or willful misconduct of American Financial Freedom or any of its partners, employees or agents.

     B. Rushmore Insurance Services, Inc., and American Financial Freedom acknowledge and agree that, if required by the Lease, Rushmore Insurance Services, Inc., making the Premises available to American Financial Freedom as herein set forth shall be subject to, and require consent and approval of Landlord, and Rushmore Insurance Services, Inc., and American Financial Freedom covenant and agree promptly to request and to use their best efforts to obtain such consent (provided, however that such consent shall not be subject to any conditions or limitations imposed by Landlord not acceptable to Rushmore Insurance Services, Inc., or American Financial Freedom.

4. GENERAL AND ADMINISTRATIVE EXPENSES: Commencing on January 27, 1998, Rushmore Insurance Services, Inc., shall incur the following general and administrative expenses for the benefit of American Financial Freedom. Rent
     Payroll
     Office Supplies
     Equipment and Servicing and Maintenance
     Postage
     Depreciation on Furniture, Equipment & Capital Leases
     Office Utilities
     Other Miscellaneous Expenses

5. TERM: This Agreement shall be for a term of one year commencing on the effective date hereof and shall thereafter be automatically renew on a year-to-year basis unless and until terminated by Rushmore Insurance Services, Inc., or American Financial Freedom on written notice given not less than thirty (3O) days prior to expiration of an annual term hereof.
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6.   COMPENSATION:  American Freedom agrees to pay to Rushmore Insurance
     Service, Inc., as mutually agreed, on or before the 15th of each month, for the use of the Personal Property, services provided, general and administrative expenses incurred, and for the use and occupancy of the Premises, pursuant to Sections 1, 2, 3, and 4 as an overhead reimbursement expense. This amount may be increased to reflect Rushmore Insurance Services, Inc., pro-rata share of all escalations in such rental or of the pass-through by Landlord of increases in utility costs, taxes, and like, all determined as provided in the Lease. Rushmore Insurance Services, Inc., and American Financial Freedom may re-determine giving due consideration to any expansion or adjustment of the service or any change in the Personal Property provided hereunder and to Rushmore Insurance Services, Inc., actual experience in fulfilling its obligations hereunder. This payment shall, unless otherwise expressly stated, be made in cash on the last day of December in each calendar year during the term of this Agreement. All past-due sums shall bear interest at 10% (ten percent) from due date until paid.

7. NOTICES: Any notices permitted or required under the terms of this Agreement shall be in writing and shall be deemed duly given if personally delivered or mailed, United States Mail, first class, certified or registered, return receipt requested, postage prepaid, addressed to their parties at their address as any party may hereafter communicate to the other by notice as hereafter communicate to the other by notice as herein provided.

8. MISCELLANEOUS: This represents the entire agreement between Rushmore Insurance Services, Inc., and American Financial Freedom regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except by an instrument in writing executed by the party against whom any such amendment or modification is sought to be enforced. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

WITNESS THE EXECUTION of this Agreement January 27, 1998 and EFFECTIVE FOR ALL PURPOSES AS OF January 1, 1998.

American Financial Freedom                     Rushmore Insurance Services, Inc.


by:/s/ William Barnett                         by: /s/ G. A. BRUNOTT, JR.
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     President                                         President